Exhibit 99.1

FOR IMMEDIATE RELEASE

October 18, 2022	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS FOURTH FISCAL QUARTER
SAME STORE SALES

(GOLDEN, CO) Good Times Restaurants Inc. (GTIM), operator of Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard, today announced that same store sales1 for its fourth fiscal quarter ended September 27, 2022 increased 5.9% for its Good Times brand and increased 3.7% for its Bad Daddy’s brand, and that average weekly sales2 were $29,896 and $49,945 for its Good Times brand and for its Bad Daddy’s brand, respectively, for the fourth fiscal quarter. For the full fiscal year, same store sales increased 1.1% for its Good Times brand and increased 11.2% for its Bad Daddy’s brand, and average weekly sales were $27,974 and $49,425 for its Good Times and Bad Daddy’s brands, respectively, for the full fiscal year.

Ryan Zink, President and CEO, said “The performance of both of our brands during the fourth quarter demonstrate the continuing dedication of our teams and the relevance of both of our brands in an extremely competitive environment. With year-over-year menu price increases that averaged approximately 7.7% for Good Times and 5.7% for Bad Daddy’s during the quarter, our low single-digit traffic declines are favorable to what is being reported by Black Box Intelligence for the QSR and Casual Dining segments during the quarter. Our sales results are a direct result of restaurant managers overcoming persistent staffing challenges and all our people, at every level, thinking creatively to deliver exceptional service and high-quality products to our guests.”

About Good Times Restaurants Inc.: Good Times Restaurants Inc. owns, operates, and licenses 41 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of local and craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, Good Times Restaurants Inc. owns, operates and franchises a regional quick-service drive-thru restaurant chain consisting of 31 Good Times Burgers & Frozen Custard restaurants located primarily in Colorado.

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1 Same store sales include all company-owned restaurants currently open with at least 18 full fiscal months of operating history.

2 Average weekly sales include all company-owned restaurants.

Forward Looking Statements Disclaimer: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the Company's financial performance and its cash flows from operations, general economic conditions, which could adversely affect the Company's results of operations and cash flows. These risks also include such factors as the risks and uncertainties related to the COVID-19 pandemic, the impact of inflation, disruption to our business from the impact and duration of staffing constraints at our restaurants, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 28, 2021 filed with the SEC, and other filings with the SEC. Good Times disclaims any obligation or duty to update or modify these forward-looking statements.

Good Times Restaurants Inc CONTACTS:

Ryan M. Zink, President and Chief Executive Officer (303) 384-1411

Christi Pennington (303) 384-1440

Category: Financial